UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 14, 2017

UNIFIRST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Steven S. Sintros
On December 14, 2017, UniFirst Corporation (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Steven S. Sintros, the Company’s President and Chief Executive Officer. The Employment Agreement provides for the employment of Mr. Sintros for a term of three years, subject to earlier termination as set forth in the agreement.
The initial annual base salary to be paid to Mr. Sintros will be $500,000 effective as of July 31, 2017, the effective date of his appointment as President and Chief Executive Officer, through the end of the Company’s 2018 fiscal year. Thereafter, the base salary payable to Mr. Sintros will be reviewed on an annual basis consistent with the Company’s usual practices for senior executives. In addition, Mr. Sintros is entitled to participate in the Company’s executive cash bonus plan in the same manner as other senior executives of the Company and the Company’s CEO Cash Incentive Bonus Plan. For fiscal 2018, Mr. Sintros’ target cash bonus will be 67% of his fiscal 2018 base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on Company and individual performance, consisting of the following: Mr. Sintros will be entitled to a bonus of up to (1) 34% of his base salary under the 2018 executive bonus plan, (2) 20% of his base salary under the CEO Cash Incentive Bonus Plan and (3) 13% of his base salary based on his achievement of certain Management by Objectives (MBOs) established by the Compensation Committee.

Mr. Sintros is also entitled to participate in the Company’s long-term equity incentive program as determined by the Compensation Committee and the Board of Directors of the Company (the “Board”). Pursuant to the Employment Agreement, the Board, at the recommendation of the Compensation Committee, granted to Mr. Sintros the equity awards described below for fiscal 2018.
In the event that the Company terminates Mr. Sintros’ employment without cause or Mr. Sintros terminates his employment for good reason, each as defined in the Employment Agreement, Mr. Sintros will be entitled to receive (i) a pro-rated cash bonus, if any, for the fiscal year in which his employment is terminated and (ii) an amount equal to two times the sum of (a) his base salary then in effect and (b) his target cash bonus for the fiscal year in which his employment is terminated. Mr. Sintros has agreed under the Employment Agreement not to compete with the Company or to solicit the Company’s employees or customers for a period of 24 months following his termination.

Performance-Based Restricted Stock Unit Award Agreement with Steven S. Sintros
On December 14, 2017, the Company entered into a Restricted Stock Unit Award Agreement (the “Performance-Based RSU Agreement”) with Mr. Sintros pursuant to which the Company granted 1,512 restricted stock units (the “Performance RSUs”) to Mr. Sintros. The number of Performance RSUs to be earned will depend on whether and the extent to which the Company achieves certain consolidated revenues and adjusted operating margins as set forth in the Performance-Based RSU Agreement during fiscal 2018 (collectively, the “Performance Criteria”). The threshold, target and maximum numbers of Performance RSUs eligible to be earned under the Performance-Based RSU Agreement are 907, 1,210 and 1,512 respectively. The Performance RSUs earned upon achievement of the Performance Criteria will vest in three equal amounts on (i) the date on which it is determined that the Performance Criteria are met, (ii) the first anniversary of such date and (iii) the second anniversary of such date, provided that Mr. Sintros continues to be employed by the Company on each such date.

Time-Based Restricted Stock Unit Award Agreement with Steven S. Sintros
On December 14, 2017, the Company entered into a Restricted Stock Unit Award Agreement (the “Time-Based RSU Agreement”) with Mr. Sintros pursuant to which the Company granted 3,023 restricted stock units (the “Time-Based RSUs”) to Mr. Sintros. The Time-Based RSUs will vest 20% per year on each anniversary of the grant date with the first vesting occurring on the first anniversary of the grant date. Such vesting is subject to the continued employment of Mr. Sintros on each such vesting date.

Stock Appreciation Right Award Agreement with Steven S. Sintros
On December 14, 2017, the Company entered into a Stock Appreciation Right Award Agreement (the “SAR Agreement”) with Mr. Sintros pursuant to which the Company granted 5,152 stock-settled stock appreciation rights to Mr. Sintros. Such stock appreciation rights have an exercise price of $165.40, expire 10 years from the grant date and vest and become exercisable 20% per year on each anniversary of the grant date with the first vesting occurring on the first anniversary of the grant date. Such vesting is subject to the continued employment of Mr. Sintros on each such vesting date.

The foregoing summaries are qualified in their entirety by reference to the Employment Agreement, the Performance-Based RSU Agreement, the Time-Based RSU Agreement and the SAR Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Form of Time-Based Restricted Stock Unit Award Agreement
On December 14, 2017, the Board approved a form of Restricted Stock Unit Award Agreement with respect to grants of time-based restricted stock units under the Amended and Restated 2010 Stock Option and Incentive Plan.

The form of such Restricted Stock Unit Award Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Election of Shane O’Connor as Senior Vice President and Chief Financial Officer
On December 14, 2017, the Board elected Shane O’Connor as the Company’s Senior Vice President and Chief Financial Officer, and its principal accounting officer, effective January 5, 2018. Mr. Sintros, the Company’s President and Chief Executive Officer, will continue to serve as Chief Financial Officer and principal accounting officer until the effective date of Mr. O’Connor’s election as of January 5, 2018.

Mr. O’Connor, 43, is a Certified Public Accountant and worked at the Company from 2005 to 2016, most recently in the role of Corporate Controller, to which he was promoted in 2009. In 2016, Mr. O’Connor left the Company to take the role of Senior Vice President and Chief Financial Officer at Unidine Corporation, a leader in dining management services.

Prior to joining the Company in 2005, Mr. O’Connor worked as a manager with Ernst & Young LLP in their Boston offices. Mr. O’Connor attended Clarkson University, where he earned a Masters of Business Administration in Finance, and the University of Notre Dame, where he received a Masters of Professional Accountancy. He also earned his undergraduate degree in mathematics at the State University of New York.

The Compensation Committee set Mr. O’Connor’s initial annual base salary at $335,000. The Compensation Committee also approved a fiscal 2018 cash bonus award to Mr. O’Connor in the amount of $80,000 to be paid at the time the Company pays cash bonuses under the 2018 executive bonus plan to the Company’s other executives. Mr. O’Connor will receive a signing bonus in the amount of $100,000. Mr. O’Connor will also receive a number of stock appreciation rights that will result in such stock appreciation rights having a value (based on the valuation methodology used by the Company in its financial statements) at the time of grant equal to $58,750 at an exercise price equal to the closing price of the Company’s common stock on the grant date. Such stock appreciation rights will vest on the fifth anniversary of the grant date, subject to Mr. O’Connor’s continued employment on such date. The Compensation Committee also approved the grant to Mr. O’Connor of a number of time-based restricted stock units equal to $176,250 divided by the closing price of the Company’s common stock on the grant date. Such restricted stock units will vest on the fifth anniversary of the grant date, subject to Mr. O’Connor’s continued employment on such date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement, dated December 14, 2017, between the Company and Steven S. Sintros
10.2*	Restricted Stock Unit Award Agreement, dated December 14, 2017, between the Company and Steven S. Sintros
10.3*	Restricted Stock Unit Award Agreement, dated December 14, 2017, between the Company and Steven S. Sintros
10.4*	Stock Appreciation Right Award Agreement, dated December 14, 2017, between the Company and Steven S. Sintros
10.5*	Form of Restricted Stock Unit Award Agreement under the 2010 Stock Option and Incentive Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: December 20, 2017	By:	/s/ Steven S. Sintros
Steven S. Sintros
President and Chief Executive Officer